AMENDMENT NO. 2
                               to
                    STOCK PURCHASE AGREEMENT



     This Amendment No. 2 to Stock Purchase Agreement (this "Amendment") is entered into as of October 9, 2003, by and between Solico International, Inc., a Texas corporation ("Purchaser"), and Victoria & Eagle Strategic Fund, Ltd., a Cayman Islands corporation ("Seller"). Purchaser and Seller are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     WHEREAS, the Parties previously entered into that certain
Stock Purchase Agreement as of September 22, 2003, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated
September 30, 2003 (the "Stock Purchase Agreement"); and

     WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock
Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment;

     NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  1. AMENDMENT OF SECTION 7.3.  Section 7.3 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

       "Purchaser, George K. Broady ("Broady") and certain shareholders of the Company affiliated with Broady
       (excluding Seller, the "GKB Group"), shall have entered into definitive, binding agreements, satisfactory to Purchaser and its counsel, pursuant to which Purchaser shall acquire (or have the right to acquire) a minimum of 1,702,650 shares (the
       "Broady Shares") of Common Stock (the "Broady
       Purchase Agreements") owned by Broady and the GKB
       Group, and all conditions precedent to the obligations of Broady and the GKB Group to sell the Broady Shares to Purchaser and perform all of their other obligations under the Broady Purchase
       Agreements shall have been satisfied or waived by Purchaser in writing."

  2. AMENDMENT OF SECTION 7.4.  Section 7.4 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

         "[Intentionally Deleted]"

  3. AMENDMENT OF SECTION 7.5.  Section 7.5 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "[Intentionally Deleted]"

  4. EFFECT OF AMENDMENT. Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase Agreement, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated September 30, 2003 (the "First Amendment"), shall continue in full force and effect. This Amendment supersedes all prior written or oral agreements regarding any amendment of the Stock Purchase Agreement between the parties during the period from the date of the execution of the First Amendment until the date hereof, including any unexecuted understandings or agreements in principal.

  5. COUNTERPARTS. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.

                    [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              SOLICO INTERNATIONAL, INC.,
                              a Texas corporation


                              By:  /s/  J. COLLIER SPARKS
                                 ---------------------------
                              Name:  J. Collier Sparks
                                   -------------------------
                              Title:  President
                                    ------------------------


                              VICTORIA & EAGLE STRATEGIC FUND, LTD.
                              a Cayman Islands corporation


                              By:  /s/  FABIO CONTI
                                 --------------------------
                              Name:  Fabio Conti
                                   ------------------------
                              Title:  Director
                                    -----------------------